                                                                   EXHIBIT 10.42

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                              AMENDED AND RESTATED

                                      LEASE

                                     between

                      TRAVERSE RETAIL LIMITED PARTNERSHIP,
                                    as Lessor

                                       and


                                 BORDERS, INC.,
                                    as Lessee


                          Dated as of October 25, 2000


                            For Property Located In:

                             TRAVERSE CITY, MICHIGAN






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This Lease is subject to a security interest and an Assignment of Leases and
Rents in favor of KeyBank National Association (together with its successors and assigns, the "Bank") under a Credit Agreement, dated as of October 25, 2000, among Lessor, Braintree Retail Limited Partnership, Fredericksburg Retail Limited Partnership, Whitehall Retail, L.L.C. and the Bank, as the same may from time to time be amended, restated or supplemented. This Lease has been executed in several counterparts. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Bank on the signature page hereof.

                                TABLE OF CONTENTS



                                                                                                               Page


ARTICLE I.........................................................................................................1
         1.1      Definitions.....................................................................................1

ARTICLE II........................................................................................................1
         2.1      Property........................................................................................1
         2.2      Lease Term......................................................................................1

ARTICLE III.......................................................................................................2
         3.1      Basic Rent......................................................................................2
         3.2      Supplemental Rent...............................................................................2
         3.3      Performance on a Non-Business Day...............................................................2
         3.4      Rent............................................................................................3
         3.5      Application of Rent.............................................................................3

ARTICLE IV........................................................................................................3
         4.1      Utility Charges.................................................................................3

ARTICLE V.........................................................................................................3
         5.1      Quiet Enjoyment.................................................................................3

ARTICLE VI........................................................................................................3
         6.1      Net Lease.......................................................................................3
         6.2      No Termination or Abatement.....................................................................4

ARTICLE VII.......................................................................................................4
         7.1      Ownership of the Property.......................................................................4

ARTICLE VIII......................................................................................................5
         8.1      Condition of the Property.......................................................................5

ARTICLE IX........................................................................................................5
         9.1      Possession and Use of the Property..............................................................5

ARTICLE X.........................................................................................................5
         10.1     Compliance with Legal Requirements and Insurance Requirements...................................5

ARTICLE XI........................................................................................................6
         11.1     Maintenance and Repair; Return..................................................................6

ARTICLE XII.......................................................................................................6
         12.1     Modifications, Substitutions and Replacements...................................................6

ARTICLE XIII......................................................................................................7






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



         13.1     Permitted Liens.................................................................................7
         13.2     Grants and Releases of Easements................................................................7

ARTICLE XIV.......................................................................................................8
         14.1     Permitted Contests Other than in Respect of Indemnities.........................................8

ARTICLE XV........................................................................................................9
         15.1     Public Liability and Workers' Compensation Insurance............................................9
         15.2     Hazard and Other Insurance......................................................................9
         15.3     Coverage........................................................................................9

ARTICLE XVI......................................................................................................10
         16.1     Casualty and Condemnation......................................................................10
         16.2     Environmental Matters..........................................................................12
         16.3     Notice of Environmental Matters................................................................13
         16.4     Environmental Indemnification..................................................................13

ARTICLE XVII.....................................................................................................13
         17.1     Termination upon Certain Events................................................................13
         17.2     Procedures.....................................................................................13

ARTICLE XVIII....................................................................................................14
         18.1     Lease Events of Default........................................................................14
         18.2     Surrender of Possession........................................................................15
         18.3     Reletting......................................................................................15
         18.4     Damages........................................................................................16
         18.5     Acceleration of Rent...........................................................................16
         18.6     Final Liquidation Damages......................................................................17
         18.7     Waiver of Certain Rights.......................................................................17
         18.8     Assignment of Rights Under Contract............................................................18
         18.9     Remedies Cumulative............................................................................18
         18.10    Lessee's Right to Purchase During Lease Event of Default.......................................18

ARTICLE XIX......................................................................................................18
         19.1     Lessor's Right to Cure Lessee's Lease Defaults.................................................18

ARTICLE XX.......................................................................................................18
         20.1     Provisions Relating to Lessee's Termination of this Lease or Exercise of Purchase
                  Obligation.....................................................................................18

ARTICLE XXI......................................................................................................19
         21.1     Purchase Obligation............................................................................19

ARTICLE XXII.....................................................................................................20
         22.1     Holding Over...................................................................................20

ARTICLE XXIII....................................................................................................21
         23.1     Lessor Default Under Lease, Development and Other Agreements...................................21





                                       ii

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


ARTICLE XXIV.....................................................................................................21
         24.1     Risk of Loss...................................................................................21

ARTICLE XXV......................................................................................................21
         25.1     Subletting and Assignment......................................................................21

ARTICLE XXVI.....................................................................................................22
         26.1     Estoppel Certificates..........................................................................22

ARTICLE XXVII....................................................................................................22
         27.1     Right to Inspect...............................................................................22
         27.2     No Waiver......................................................................................22

ARTICLE XXVIII...................................................................................................22
         28.1     Acceptance of Surrender........................................................................22

ARTICLE XXIX.....................................................................................................22
         29.1     No Merger of Title.............................................................................22

ARTICLE XXX......................................................................................................23
         30.1     Notice.........................................................................................23

ARTICLE XXXI.....................................................................................................23
         31.1     Miscellaneous..................................................................................23
         31.2     Amendments and Modifications...................................................................24
         31.3     Successors and Assigns.........................................................................24
         31.4     Headings and Table of Contents.................................................................24
         31.5     Counterparts...................................................................................24
         31.6     GOVERNING LAW..................................................................................24
         31.7     Memorandum of Lease............................................................................24
         31.8     Limitations on Recourse........................................................................24
         31.9     Priority.......................................................................................25

ARTICLE XXXII....................................................................................................25
         32.1     Ground Lease...................................................................................25
         32.2     Wal-Mart REA...................................................................................25
         32.3     Condominium....................................................................................25

ARTICLE XXXIII...................................................................................................25
         33.1     Power of Attorney..............................................................................25

ARTICLE XXXIV....................................................................................................26
         34.1     Lessee's Right of Specific Performance.........................................................26

ARTICLE XXXV.....................................................................................................26
         35.1     Lessor Liabilities.............................................................................26





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EXHIBITS:

Exhibit A          Legal Description of the Land

Exhibit B          Site Plan

Exhibit C          Intentionally Deleted

Exhibit D          Ground Lease

Exhibit E          Lease Guaranty Agreement



Appendix 1    Lease Rules of Usage and Definitions





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


                           AMENDED AND RESTATED LEASE

         This Amended and Restated Lease (this "Lease"), effective as of October 25, 2000 (the "Effective Date"), between TRAVERSE RETAIL LIMITED PARTNERSHIP, a Delaware limited partnership, having its principal office at 14600 Detroit Avenue, Lakewood, Ohio 44107 (the "Lessor"), and BORDERS, INC., a Colorado corporation, having its principal office at 100 Phoenix Drive, Ann Arbor, Michigan 48108 (the "Lessee").


                                   WITNESSETH:

         WHEREAS, the Lessor and the Lessee are parties to a Lease effective as of May 31, 1996 (the "Old Lease") which is related to financing obtained by the Lessor pursuant to certain Project Loan Documents as defined in the Old Lease; and

         WHEREAS, the Lessor has agreed to participate in a refinancing transaction pursuant to the Interim Project Loan Documents, and in connection therewith, the Lessor and Lessee wish to amend and restate this Lease to conform to the requirements of the Interim Project Loan Documents.

         In consideration of the rents, covenants and conditions herein set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Lease as follows:

                                   ARTICLE I.

         1.1 Definitions. Capitalized Terms used but not otherwise defined in this Lease have the respective meanings specified in Appendix 1 to this Lease, attached hereto and incorporated herein by reference.


                                   ARTICLE II.

         2.1 Property. Subject to the terms and conditions hereinafter set forth and the terms of the Ground Lease (as described in Section 32.1), Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the following property in the Township of Garfield, County of Grand Traverse, State of Michigan consisting of all Improvements existing thereon including, without limitation, a building containing approximately 20,000 square feet of rentable space, in the location shown on Exhibit B attached hereto and incorporated herein by reference, located on the parcel of Land (which, by definition, includes the Appurtenant Rights) described in Exhibit A attached hereto and incorporated herein by reference. The Improvements and the Land shall sometimes hereinafter be referred to collectively as the "Property".

         2.2 Lease Term. The term of this Lease (the "Basic Term") shall begin on the Effective Date and shall end on the Lease Maturity Date.



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



                                  ARTICLE III.


         3.1 Basic Rent. (a) "Basic Rent" shall mean the sum of Interim Project Loan Basic Rent and Developer Basic Rent, calculated as of the applicable date on which Basic Rent is due. "Developer Basic Rent" shall mean and refer to the Developer Yield, which shall equal a return on Developer Equity equal to twelve percent (12%) per annum.

               (b) Subject only to Lessee's rights pursuant to Article XXIII with respect to payment of the Developer Basic Rent, during the Basic Term and commencing on the Rent Commencement Date, Lessee shall pay Basic Rent on each Payment Date and on the Lease Maturity Date and on any date on which this Lease shall terminate. The "Rent Commencement Date" shall mean the Effective Date.

               (c) Neither Lessee's inability or failure to take possession of all or any portion of the Property when delivered by Lessor, nor Lessor's inability or failure to deliver all or any portion of the Property to Lessee at any time, whether or not attributable to any act or omission of Lessee or any action or omission of Lessor or for any other reason whatsoever, shall delay or otherwise affect Lessee's obligation to pay Rent (as hereinafter defined) in accordance with the terms of this Lease.

               (d) Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor to such account or accounts at such bank or banks or to such other Person or in such other manner as Lessor shall from time to time direct, in accordance with the Interim Project Loan Documents.

         3.2 Supplemental Rent. During the Basic Term, Lessee shall pay to Lessor, or the person entitled thereto, any and all Supplemental Rent, on each Payment Date and otherwise promptly as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or at law or in equity or otherwise in the case of nonpayment of Basic Rent. In addition to the other amounts payable as Supplement Rent, Lessee shall pay to Lessor, as Supplemental Rent, on demand, to the extent that Lessor may be required to make such payment under the Interim Project Loan Agreement, but subject to applicable Legal Requirements, interest at the Interim Project Loan Agreement Interest Rate on (a) any installment of Basic Rent not paid when due for the period for which the same shall be overdue and (b) any payment of Supplemental Rent not paid when due on demand by Lessor. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

         3.3 Performance on a Non-Business Day. Except as otherwise required by the definition of Payment Date, if any payment is required hereunder on a day that is not a Business Day, then such payment shall be due on the next succeeding Business Day.




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




         3.4 Rent. For purposes of the Lease, the term "Rent" shall mean and refer to, collectively, Basic Rent and Supplemental Rent.

         3.5 Application of Rent. Unless otherwise specifically stated in this Lease, all Rent and other sums or proceeds paid to or received by or on behalf of Lessor, with respect to the Property or otherwise, shall be applied to payment of the Interim Project Loan Debt in accordance with the terms of the Interim Project Loan Documents.

                                   ARTICLE IV.

         4.1 Utility Charges. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary dry sewer service and all other rents and utilities used in or on the Property during the Basic Term. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and, provided no Lease Event of Default shall have occurred and be continuing, the amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for utilities imposed with respect to the Property for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for each party's pro rata share thereof.

                                   ARTICLE V.

         5.1 Quiet Enjoyment. So long as no Lease Event of Default shall have occurred and be continuing, Lessee shall, subject to the terms of this Lease, peaceably and quietly have, hold and enjoy the Property, throughout the Basic Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee) with respect to any matters arising from and after the Effective Date.

                                   ARTICLE VI.

         6.1 Net Lease. This Lease shall constitute a net lease. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, set off, counterclaim, or defense with respect to Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted, including the terms of Article XXIII) by reason of: (i) any damage to or destruction of the Property or any part thereof from any cause whatsoever;
(ii) any taking of the Property or any part thereof or interest therein by Condemnation or otherwise; (iii) any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment of the Property or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (iv) any title defect or encumbrance or any matter affecting title to the Property; (v) any eviction by paramount title or otherwise; (vi) any default by Lessor hereunder or under the Interim Project Loan Documents; (vii) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting Lessor or Lessee; (viii) the impossibility or illegality of performance by Lessor, Lessee or both; (ix) any action of any Governmental Authority; (x) Lessee's acquisition of ownership of all or part of the Property (except to the extent this Lease is terminated pursuant to the terms hereof); (xi) breach of any





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


warranty or representation with respect to the Property; (xii) any defect in the condition, quality or fitness for use of the Property or any part thereof; or
(xiii) any other cause or circumstances, whether similar or dissimilar to the foregoing, and whether or not Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of Lessor hereunder and shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

         6.2 No Termination or Abatement. Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of Lessor or by any court with respect to Lessor. Lessee hereby waives all right (i) to terminate or surrender this Lease, except as otherwise set forth in Article XXIII, or (ii) to avail itself of any abatement, suspension, deferment, reduction, set off, counterclaim or defense with respect to any Rent (except as expressly herein permitted, including the terms of Article XXIII). Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.

                                  ARTICLE VII.

         7.1 Ownership of the Property. (a) Lessor and Lessee intend that, for financial accounting purposes with respect to Lessee, (i) this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, (ii) Lessor will be treated as the owner and lessor of the Property, and (iii) Lessee will be treated as the lessee of the Property,

               (b) Lessor and Lessee further agree that, in the event that the transaction contemplated by the Operative Agreements shall be deemed a financing
(i) this Lease shall constitute a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code and a real property mortgage or deed of trust under the applicabale State's real property law; (ii) the conveyance provided for in Article II shall be deemed to be a grant by Lessee to Lessor of a mortgage lien and security interest in all of Lessee's right, title and interest in and to the Property and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property; (iii) the possession by Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable law. Lessor and Lessee shall, to the extent consistent with this Lease, take such actions as may be necessary to ensure that, if this Lease were deemed to create a security interest in and





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


mortgage on the Property in accordance with this Section, such security interest would be deemed to be a perfected mortgage and security interest of first priority under applicable law and will be maintained as such throughout the Basic Term.

               (c) Lessor and Lessee further intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee the transactions evidenced by this Lease shall be regarded as loans made by an unrelated third party lender to Lessee.

                                  ARTICLE VIII.

         8.1 Condition of the Property. Except as otherwise provided expressly herein, (a) Lessee acknowledges and agrees that it is renting the Property "AS IS " without representation, warranty or covenant (express or implied) by Lessor and subject to (i) the existing state of title, (ii) the rights of any parties in possession thereof, (iii) any state of facts which an accurate survey or physical inspection might show and (iv) violations of legal requirements which may exist on the date hereof or at any time hereafter; (b) Lessor has not made nor shall be deemed to have made any representation, warranty or covenant (express or implied, including, without limitation, the fact that no representations and warranties are being made in connection with the Property, the condition of any improvements thereon, the soil condition, or any environmental or hazardous material condition) or shall be deemed to have any liability whatsoever as to the title, value, habitability, use, condition (including, without limitation, any Environmental Condition or matter relating to Hazardous Substances or Regulated Substances of any kind), design, operation, or fitness for use of the Property (or any part thereof), or any other representation, warranty or covenant whatsoever, express or implied, with respect to the Property (or any part thereof); and (c) Lessor shall not be liable for any latent, hidden, or patent defect therein or the failure of the Property, or any part thereof, to comply with any Legal Requirement. Lessee hereby waives any rights or claims that it now has or may hereafter acquire with respect to any matters set forth in this Section 8.1.

                                   ARTICLE IX.

         9.1 Possession and Use of the Property. (a) The Property may be used for any lawful purpose, which use shall (i) not materially adversely affect the value, utility or remaining useful life of the Property, and (ii) be in material compliance with all Legal Requirements.

               (b) During the Basic Term, Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property, as contemplated by this Lease. Lessee shall not commit or permit any waste of the Property or any part thereof.

                                   ARTICLE X.

         10.1 Compliance with Legal Requirements and Insurance Requirements. Subject to the terms of Article XIV relating to permitted contests, during the Basic Term, Lessee, at its sole cost and expense, shall (a) comply with all Legal Requirements (including all Environmental Laws) and Insurance Requirements relating to the Property, including the use, construction, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Improvements.


                                   ARTICLE XI.

         11.1 Maintenance and Repair; Return. (a) Lessee, at its sole cost and expense, shall maintain the Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Legal Requirements and Insurance Requirements and on a basis consistent with the operation and maintenance of commercial or retail properties comparable in type and location to the Property subject, however, to the provisions of Article XVI with respect to Condemnation and Casualty;

               (b) Lessor shall, under no circumstances, be required to build any improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with the Lease, or maintain the Property in any way;

               (c) Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of Lessor pursuant to any Ground Lease, Legal Requirement, Insurance Requirement, contract, agreement, covenant, condition or restriction at any time in effect; and

               (d) Lessee shall, upon the Lease Maturity Date or earlier termination of this Lease, vacate and surrender the Property to Lessor in its then-current, "AS IS" condition, subject to Lessee's obligations under Sections 10.1, 11.1(a), 12.1 and 13.1.


                                  ARTICLE XII.

         12.1 Modifications, Substitutions and Replacements. So long as no Lease Event of Default has occurred and is continuing, Lessee, at its sole cost and expense, may, at any time and from time to time, make alterations, renovations, improvements and additions to the Property or any part thereof (collectively, "Modifications"); provided, that: (i) except for any Modifications required to be made pursuant to a Legal Requirement or an Insurance Requirement, no Modifications shall materially impair the value, utility or useful life of the Property from that which existed immediately prior to such Modifications and Lessee shall deliver to Lessor an Officer's Certificate prior to commencing such Modifications to such effect; (ii) the Modifications shall be done expeditiously and in a good and workmanlike manner;
(iii) Lessee shall comply with all Legal Requirements (including all Environmental Laws) and Insurance Requirements applicable to the Modifications, including the obtaining of all permits and certificates of occupancy, and the structural integrity of the Property shall not be adversely affected; (iv) Lessee shall maintain builders' risk insurance at all times when Modifications are in progress; (v) subject to the terms of Article XIV relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to the Modifications; and (vi) such Modifications shall comply with Sections 9. 1 and 11.1. All Modifications (other than those that may be readily removed without impairing the value, utility or remaining useful life of the Property) shall remain part of the realty and shall be subject to this Lease, and title thereto shall immediately vest in Lessor. Lessee may place upon the Property any inventory, trade fixtures, machinery, equipment or other property belonging to Lessee or third parties and may remove the same at any time during the term of this Lease, subject however, to the terms of Section 11.1(a); provided, that such inventory, trade fixtures, machinery, equipment or other property shall at the request of Lessor be removed on the Lease Maturity Date, and will not materially impair the value, utility or remaining useful life of the applicable Property. Lessor, by itself or its agents, shall have the right, but not the obligation, from time to time to inspect such Modifications to ensure that the same are completed consistent with the Lease and such plans and specifications.


                                  ARTICLE XIII.

         13.1 Permitted Liens. (a) Lessee agrees that, except as otherwise provided herein and subject to the terms of Article XIV relating to permitted contests, Lessee shall not, directly or indirectly, create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon any Property or any Modifications or any Lien, attachment , levy or claim with respect to the Rent, other than Permitted Liens. Lessee shall promptly notify Lessor in the event it receives actual knowledge that a Lien, other than the Permitted Exceptions, has occurred with respect to the Property.

               (b) Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialmen, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PROPERTY.

         13.2 Grants and Releases of Easements. Provided that no Lease Event of Default shall have occurred and be continuing and subject to the provisions of
Article X, Lessor hereby consents in each instance to the following actions by Lessee, in the name and stead of Lessor, but at Lessee's sole cost and expense:
(a) the granting (prior to the Lien of the Mortgage) of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of the Property as herein provided; (b) the release (free and clear of the Lien of the Mortgage) of existing easements or other rights in the nature of easements which are for the benefit of the Property; (c) the dedication or transfer (prior to the Lien of the Mortgage) of unimproved portions of the Property for road, highway or other public purposes; (d) the execution of petitions to have the Property annexed to any municipal corporation or utility district; and
(e) the execution of amendments to any covenants and restrictions affecting the Property; provided, however in each case Lessee shall have delivered to Lessor an Officer's Certificate stating that (i) such grant, release, dedication, transfer, annexation or amendment does not materially impair the value, utility and remaining useful life of the Property or the Lien of the Mortgage, (ii) such grant, release, dedication, transfer, annexation or amendment is reasonably necessary in connection with the use, maintenance, alteration or improvement of the Property, (iii) Lessee shall remain obligated under this Lease and under any instrument executed by Lessee consenting to the assignment of Lessor's interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication, transfer, annexation or amendment had not been effected, and (iv) Lessee shall pay and perform any obligations of Lessor under such grant, release, dedication, transfer, annexation or amendment. For the purposes of carrying out the provisions and exercising the rights, powers and privileges granted in this subsection, and without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, Lessor shall, upon the request of Lessee, and at Lessee's sole cost and expense, promptly execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any Person permitted under this Section 13.2. By taking any action permitted or contemplated under this Section 13.2, Lessee shall be deemed to have accepted and assumed all obligations and liabilities of Lessor that may arise in connection with or as a result of such actions and Lessee hereby agrees to indemnify, protect, defend and hold Lessor and the holder of the Mortgage harmless from and against any and all actions, claims, demands, liability, penalties, liens, loss, cost and expense related to or arising out of such actions.


                                  ARTICLE XIV.

         14.1 Permitted Contests Other than in Respect of Indemnities. Lessee, on its own or on Lessor's behalf but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, or utility charges payable pursuant to
Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment (other than any Lien, attachment, levy, encumbrance or encroachment in favor of Bank), and Lessor agrees not to pay, settle or otherwise compromise any such contested item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, the Property and the Lessor; (b) there shall be no risk of the imposition of a Lien (other than Permitted Liens) on the Property and no part of the Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on Lessor for failure to comply therewith; and (d) Lessee shall deliver to Lessor an Officer's Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section 14.1, and certifying that Lessee shall indemnify, defend and save Lessor harmless against all loss, liability, penalties, claims or demands of whatsoever nature arising out of such contest. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee's sole cost and expense.

                                   ARTICLE XV.

         15.1 Public Liability and Workers' Compensation Insurance. Lessee shall procure and carry, at Lessee's sole cost and expense commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Property, in which the aggregate limits of public liability and property damage liability shall be Two Million and no/00 Dollars ($2,000,000). Such insurance shall be on terms that are no less favorable than commercial general liability insurance and such other public liability coverages as may be maintained by Lessee with respect to similar properties that it owns or leases and that are in accordance with prudent normal industry practice. Lessee shall, in the operation of the Property, comply with the applicable workers' compensation laws and protect Lessor against any liability under such laws.

         15.2 Hazard and Other Insurance. (a) Lessee shall keep, or cause to be kept, the Improvements insured against loss or damage by fire and other risks for the full replacement cost thereof (excluding foundations and excavations) with an agreed amount endorsement on terms and in amounts that are no less favorable than all risk insurance covering other similar properties owned or leased by Lessee and that are in accordance with normal industry practice. So long as no Lease Event of Default exists, any loss payable under the insurance policy required by this Section will be paid to and adjusted solely by Lessee; provided, however (i) if a Lease Event of Default exists, or (ii) if the estimated cost of restoration of the Improvements with respect to any such loss is in excess of $100,000, the proceeds of insurance on account of such loss shall be delivered to the Bank (or to Lessor if the Interim Project Loan has been fully paid) for application in accordance with Article XVI.

               (b) If, at any time during the Basic Term, the area in which the Property is located is designated a "flood-prone" area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement, concerning flood insurance to the extent that it applies to the Property.

         15.3 Coverage. (a) Lessee shall furnish Lessor with certificates, together with additional insured endorsements, each in form and substance satisfactory to Lessor and Bank, showing the insurance required under Sections
15.1 and 15.2 to be in effect and naming Lessor and the Bank as additional insureds. The policies shall also specifically provide that the policies shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor or the Bank may have in force. All such insurance shall be at the cost and expense of Lessee. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to Lessor and the Bank in the event of cancellation or non-renewal of such insurance. Lessee shall deliver to Lessor copies of all insurance policies required by Sections 15.1 and 15.2.

               (b) Lessee agrees that the insurance policy or policies required by Sections 15.1 and 15.2(a) shall, to the extent reasonably available, include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy. Lessee hereby waives all rights of recovery and causes of action which it has or may have or which may arise hereafter against Lessor or the Bank for any damage to the Property, to the property or business of Lessee or of anyone claiming through Lessee, by way of subrogation or otherwise, caused by any of the perils coverable (whether or not covered) by fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), boilers or contents insurance (irrespective of whether or not such insurance coverage is in fact carried or obtained), or by any other insurance for damage to property carried by Lessee.

               (c) All insurance policies required by Section 15.2 shall include a standard form mortgagee endorsement in favor of the Bank.

               (d)   [Intentionally Omitted].

               (e) Any insurance which Lessee is required to obtain and maintain under this Lease may, at Lessee's election, be carried under "blanket" and umbrella policies covering other properties and liabilities of Lessee.

               (f) Lessor and Lessee may carry separate liability insurance so long as (i) Lessee's insurance required under this Article XV is designated as primary and in no event excess or contributory to any other insurance Lessor or Lessee may have in force which would apply to a loss covered under Lessee's policy, and (ii) each such insurance policy will not cause Lessee's insurance required under this Article XV to be subject to a coinsurance exception of any kind.

               (g) Lessee shall pay, as they become due, all premiums for the insurance required to be carried by Lessee by Section 15.1 and 15.2, shall renew or replace each policy prior to the expiration date thereof, and shall, upon request of Lessor or Bank, promptly deliver to Lessor and the Bank certificates for renewal and replacement policies.

               (h) In addition to the insurance required to be carried by Lessee under this Article XV, Lessee shall carry such other insurance as Lessor may be required to carry pursuant to the terms of either the Wal-Mart REA or the Condominium Documents as described in Article XXXII.


                                  ARTICLE XVI.

         16.1  Casualty and Condemnation. (a) Subject to the provisions of this
Article XVI, and Article XVII in the event Lessee delivers or is obligated to deliver a Termination Notice, and prior to the occurrence and continuation of a Lease Event of Default, Lessee shall be entitled to receive (and in such case. Lessor hereby irrevocably assigns to Lessee all of Lessor's right, title and interest in) any award, compensation or insurance proceeds to which Lessee or Lessor may became entitled by reason of their respective interests in the Property (i) if all or a portion of the Property is damaged or destroyed, in whole or in part, by a Casualty or (ii) if the use, access, occupancy, easement rights or title to the Property or any part thereof is the subject of a Condemnation; provided, however, if a Lease Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to Bank (or

Lessor if the Interim Project Loan Debt shall have been paid in full) or, if received by Lessee, shall be held in trust for Bank (or Lessor if the Interim Project Loan Debt shall have been paid in full), and shall be paid over by Lessee to Bank (or Lessor if the Interim Project Loan Debt shall have been paid in full) and held in accordance with the terms of this paragraph. All amounts held by Bank hereunder on account of any award, compensation or insurance proceeds shall be applied by Bank to the Indebtedness and other obligations outstanding under the Interim Project Loan Documents, or, if the Interim Project Loan Debt has been paid in full, held by Lessor as security for the performance of Lessee's obligations hereunder.

               (b) So long as no Lease Event of Default has occurred and is continuing Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor and the Bank shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that this Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.

               (c) If Lessor or Lessee shall receive notice of a Casualty or a possible Condemnation of the Property or any interest therein, Lessor or Lessee, as the case may be, shall give notice thereof to the other and to the Bank promptly after the receipt of such notice.

               (d) This Lease shall terminate in the event of a Total Condemnation, Significant Condemnation or Significant Casualty on the date specified in and in accordance with Section 17.1. Subject to the foregoing, in the event of a Casualty or receipt of notice by Lessee of a Condemnation, Lessee shall, not later than sixty (60) days after such occurrence, but in any event prior to the Lease Maturity Date, deliver to Lessor and the Bank a notice stating that either (i) this Lease shall remain in full force and effect and, at Lessee's sole cost and expense, Lessee shall promptly and diligently restore the Property in accordance with the terms of Section 16.1(e) or (ii) this Lease shall terminate in accordance with Section 17.1. This Lease shall not stay in full force and effect (other than for Rent obligations as herein provided) under the preceding clause (i) unless Lessee shall deliver to Lessor and the Bank an Officer's Certificate stating that either (x) such Condemnation is neither a Total Condemnation nor a Significant Condemnation or (y) such Casualty is not a Significant Casualty.

               (e) If, pursuant to this Section 16.l, this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the Property, Lessee shall, at its sole cost and expense, promptly and diligently repair any damage to the Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 11.1 and 12. 1 either (i) using the as-built plans and specifications for the Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Legal Requirements) so as to restore the Property to the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation, or (ii) in accordance with such plans and specifications as are then generally in use by Lessee for the conduct of its business operations, provided, however, that the repaired premises shall have a value not less than its value just prior to said loss ("Tenant's Current Plans and Specifications"). In such event, title to this Property shall remain with Lessor.

               (f) In no event shall a Casualty or Condemnation with respect to which this Lease remains in full force and effect under this Section 16.1 affect Lessee's obligations to pay Rent pursuant to Article 3.

               (g)   Notwithstanding anything to the contrary set forth in
Section 16.1(a) or Section 16.1(e), if a Casualty occurs with respect to the Property or Lessee receives notice of a Condemnation with respect to the Property and, following such Casualty or Condemnation, the Property cannot reasonably be restored, on or before the 15th day prior to the Lease Maturity Date, (i) to substantially the same condition as existed immediately prior to such Casualty or Condemnation (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Legal Requirements) or (ii) to Tenant's Current Plans and Specifications, then Lessee shall be required to purchase the Property in accordance with the terms of
Article XVII and (x) any award, compensation or insurance proceeds to which Lessor or Lessee may be entitled to by reason of their respective interests in the Property on account of such Casualty or Condemnation shall be paid to Bank and applied to the Interim Project Loan Debt (if the same has not been paid in full and then in such case, Lessor), and (y) if any such award, compensation or insurance proceeds shall not in fact be paid to Bank on or prior to the Termination Date (as defined in Section 17.2), then Lessee shall pay to Bank, on the Termination Date, an amount which, in the reasonable good-faith judgment of Lessee (as evidenced by an Officer's Certificate), is equal to the award, compensation or insurance proceeds that will be payable in connection with such Casualty or Condemnation, and any such award, compensation or insurance proceeds actually paid on or after such date shall be payable to Lessee. The amounts referred to in the preceding clauses (x) and (y), to the extent actually received by Bank net of all costs and expenses of collection, shall be applied as a credit on the Termination Date to the payment of the Termination Value payable in accordance with Article XVII. Provided that no Lease Event of Default has occurred and is continuing, any proceeds in excess of the Interim Project Loan Debt shall be paid to the Lessee. If a Lease Event of Default has occurred and is continuing, then the proceeds in excess of the Interim Project Loan Debt shall be paid to Lessor.

         16.2 Environmental Matters. Promptly, upon Lessee's actual knowledge of the presence of Hazardous Substances in any portion of the Property in concentrations and conditions that constitute an Environmental Violation, Lessee shall notify Lessor in writing of such condition. In the event of such Environmental Violation, Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, at its election either (a) deliver to Lessor and the Bank an Officer's Certificate advising Lessor of such Environmental Violation and a Termination Notice pursuant to
Section 17.l(b), or, (b) if Lessee does not deliver a Termination Notice pursuant to Section 17.1(b), at Lessee's sole cost and expense, promptly and diligently undertake any response, clean up, remedial or other action necessary to remove, clean up or remediate the Environmental Violation in accordance with the terms of Section 10.1. If Lessee does not deliver a Termination Notice pursuant to Section 17.1(b) and is required to undertake such action to remove, clean up or remediate as aforesaid, Lessee shall notify Lessor of Lessee's proposed remedial actions, and, upon completion of remedial action by Lessee, cause to be prepared by an environmental consultant reasonably acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in full compliance with applicable Environmental Laws.

         16.3 Notice of Environmental Matters. Promptly, but in any event within five (5) Business Days from the date Lessor or Lessee has actual knowledge thereof, Lessor or Lessee, as the case may be, shall provide to the other written notice of any material pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with the Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding. In addition, Lessor or Lessee, as the case may be, shall provide to the other, within five (5) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with the Property. Lessor and Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by the other or by the Bank. Failure by the Lessor to provide any such notices to Lessee shall not affect any of Lessee's obligations under this Lease, including its obligation hereunder, if any, to remediate any Environmental Violation.

         16.4 Environmental Indemnification Lessee shall defend, indemnify and hold Lessor and Bank harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of Lessee with any Environmental Law. Such indemnification shall survive any termination of this Lease.

                                  ARTICLE XVII.

         17.1 Termination upon Certain Events. (a) If Lessor or Lessee shall have received notice of a Total Condemnation, then Lessee shall be obligated, within sixty (60) days after Lessee receives notice to Lessor and Bank thereof but no later than the Lease Maturity Date, to deliver a written notice to Lessor and Bank in the form described in Section 17.2(a) (a "Termination Notice") of the termination of this Lease.

               (b) If either: (i) Lessee or Lessor shall have received notice of a Condemnation, and Lessee shall have delivered to Lessor an Officer's Certificate that such Condemnation is a Significant Condemnation; (ii) a Casualty occurs, and Lessee shall have delivered to Lessor an Officer's Certificate that such Casualty is a Significant Casualty; (iii) restoration of the Property following a Casualty or Condemnation cannot be accomplished in accordance with the terms and time frames set forth in Section 16.1(g); or (iv) an Environmental Violation occurs or is discovered and Lessee shall have delivered to Lessor an Officer's Certificate stating that, in the reasonable good faith judgment of Lessee, the cost to remediate the same will exceed twenty-five percent (25 %) of the Termination Value pursuant to Section 16.2 then, Lessee shall, simultaneously with the delivery of the Officer's Certificate pursuant to the preceding clause (i), (ii), (iii) or (iv), deliver a Termination Notice.

         17.2 Procedures. (a) A Termination Notice shall contain: (i) notice of termination of this Lease on a date not more than thirty (30) days after Lessor's receipt of such Termination Notice and in all events not later than the Lease Maturity Date (the "Termination Date"); and (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value (subject to the terms of Article XXIII) and purchase the Property on such Termination Date.

               (b) On the Termination Date, Lessee shall, subject to the terms of Article XXIII, pay to Lessor the Termination Value plus all amounts owing in respect of Rent theretofore accruing and Lessor shall convey the Property or the remaining portion thereof, if any, to Lessee (or Lessee's designee) all in accordance with Section 20.1, as well as deliver to Lessee any proceeds with respect to Casualty or Condemnation theretofore received by Lessor; provided, however, that if a Lease Event of Default shall have occurred and be continuing, the proceeds in excess of the Interim Project Loan Debt, if any, shall be paid to Lessor.

                                 ARTICLE XVIII.

         18.1 Lease Events of Default. A Lease Event of Default shall be deemed to have occurred if any one or more of the following events (each a "Lease Event of Default") shall occur:


               (a) Lessee shall fail to make payment hereunder of (i) any Interim Project Loan Basic Rent or any Supplemental Rent that consists of principal under the Interim Project Loan Note within five (5) Business Days after the same has become due and payable or (ii) the purchase price under
Article XXI or Termination Value after the same has become due and payable;

               (b) Lessee shall, subject to the terms of Article XXIII with respect to the Excepted Amounts, fail to make payment of any Developer Basic Rent or Supplemental Rent (other than with respect to those items set forth in clause (ii) of Section 18.1(a)) due and payable within ten (10) Business Days after receipt of notice thereof from Lessor or Bank;

               (c)   Lessee shall fail to maintain insurance as required by
Article XV;

               (d) Lessee shall fail to observe or perform, beyond applicable notice and cure periods, if any, any term, covenant or condition of Lessee under this Lease or any other Operative Agreement to which it is a party, other than with respect to those set forth in Section 18.1(a), (b) or (c) hereof; or any default shall have occurred and be continuing, beyond applicable notice and cure periods, if any, which such default is attributable, directly or indirectly, to any Guarantor under the Operative Agreements;

               (e) any representation or warranty made by Lessee or any Guarantor (i) in this Lease, (ii) in any other Operative Agreement to which Lessee or any Guarantor is a party, (iii) in any document entered into by Lessee or any Guarantor in connection herewith or therewith or (iv) in any document, certificate or financial or other statement delivered by or on behalf of Lessee or any Guarantor in connection herewith or therewith shall be false or inaccurate in any material respect when so made.

               (f) any Guarantor (other than Lessee) shall default after applicable notice and cure periods in the due performance or observance by it of any term, covenant or agreement contained in any Operative Agreement;

               (g) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(A) relief in respect of any Guarantor or Lessee or of a substantial part of the Property or assets of any Guarantor or Lessee under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Guarantor or Lessee or for a substantial part of the property or assets of any Guarantor or Lessee, (C) the winding up or liquidation of any Guarantor or Lessee, and such proceeding or petition shall continue undismissed for sixty
(60) days or an order or decree approving or ordering any of the foregoing shall be entered; or (ii) any Guarantor or Lessee shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (i) above, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Guarantor or Lessee or for a substantial part of the property or assets of any Guarantor or Lessee, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (G) take any action for the purpose of effecting any of the foregoing; and

               (h) any Guarantee or any provision thereof shall cease to be in full force and effect, or any Guarantor, or any Person acting by or on behalf of such Guarantor, shall deny or disaffirm such Guarantor's obligations under any Guarantee.

         Upon the occurrence of a Lease Event of Default, Lessor may, in addition to the other rights and remedies provided for in this Article XVIII and in Section 19.1, terminate this Lease by giving Lessee thirty (30) days notice of such termination, and this Lease shall terminate, and all rights of Lessee under this Lease shall cease; provided, however, that nothing herein shall relieve Lessee of its obligations in all cases to pay either all of the Rent or the Termination Value.

         18.2 Surrender of Possession. If a Lease Event of Default shall have occurred and be continuing and, whether or not this Lease shall have been terminated pursuant to Section 18.1 Lessee shall, upon thirty (30) days written notice from Lessor, surrender to Lessor possession of the Property and Lessee shall quit the same. Lessor may enter upon and repossess the Property by such means as are available at law or in equity, and may remove Lessee and all other Persons, other than an Approved Sublessee which has been granted non-disturbance pursuant to Section 25.2, and any and all personal property and Lessee's inventory, personalty and severable Modifications from the Property. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable law.

         18.3 Reletting. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to
Section 18.1, Lessor may, but shall be under no obligation to, relet the Property, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Basic Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor shall not be liable to Lessee for any failure to relet the Property or for any failure to collect any rent due upon such reletting.

         18.4 Damages. Lessee shall, to the fullest extent permitted by law, pay, as Supplemental Rent, all costs and expenses incurred by or on behalf of Lessor in exercising its rights hereunder as a result of any Lease Event of Default, including fees and expenses of counsel. Neither (a) the termination of this Lease pursuant to Section 18.1; (b) the repossession of the Property; nor
(c) except to the extent required by applicable law, (i) the failure of Lessor to relet the Property, (ii) the reletting of all or any portion thereof, or
(iii) the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and, notwithstanding any termination of this Lease pursuant to Section 18.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including the date of such termination. Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to Section 18.1 and until the end of the Basic Term hereof or what would have been the Basic Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to
Section 18.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of the Property or any portion thereof; provided, however, that Lessee's obligation to make payments of Basic Rent and Supplemental Rent under this Section 18.4 shall continue only so long as Lessor shall not have received the amounts specified in
Section 18.5 or Section 18.6. In calculating the amount of such net proceeds from reletting, there shall be deducted all of Lessor's and the Bank's expenses in connection therewith, including repossession costs, brokerage commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent Lessor receives any damages pursuant to this Section 18.4, such amounts shall be regarded as amounts paid on account of Rent.

         18.5 Acceleration of Rent. If a Lease Event of Default shall have occurred and be continuing, and this Lease shall not have been terminated pursuant to Section 18. 1, and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 18.4, Lessor may, upon written notice to Lessee, accelerate all payments of Rent due hereunder and, upon such acceleration, Lessee shall immediately pay Lessor, as and for final liquidated damages and in lieu of all current liquidated damages on account of such Lease Event of Default beyond the date of such acceleration (it being agreed that it would be impossible accurately to determine actual damages) an amount, equal to the sum of (a) all Basic Rent (assuming interest at a rate per annum equal to the Overdue Rate), as applicable, due from the date of such acceleration until the later of (i) the end of the Basic Term or (ii) the payment of the Termination Value, plus (b) the Termination Value provided that in no event shall such amount exceed the sum of the Termination Value plus the Developer Yield (Developer Yield being subject to adjustments pursuant to Article XXIII). Following payment of such amount by Lessee, Lessee will be permitted to stay in possession of the Property for the remainder of the Basic Term, subject to the terms and conditions of this Lease, including the obligation to pay Supplemental Rent, provided that no further Lease Event of Default shall occur and be continuing, following which Lessor shall have all the rights and remedies set forth in this Article XVIII (but not including those set forth in this Section 18.5). If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

         18.6 Final Liquidation Damages. If a Lease Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 18. 1 and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 18.4, Lessor shall have the right to recover, by demand to Lessee and at Lessor's election, and Lessee shall pay to Lessor, as and for final liquidated damages, and in lieu of all current liquidated damages with respect to the Lessor beyond the date of such demand (it being agreed that it would be impossible accurately to determine actual damages) the sum of (a) the Termination Value and Developer Yield (Developer Yield being subject to adjustments pursuant to Article XXIII), plus (b) all other amounts owing in respect of Rent theretofore accruing under this Lease. Upon payment of the amount specified pursuant to the first sentence of this Section 18.6, Lessee shall be entitled to receive, from Lessor, at Lessee's request and cost, (i) a deed to the Land or an assignment of Lessor's right, title and interest as lessee under the Ground Lease, if any, (ii) conveyance of Lessor's entire interest in the Property, including, by definition, the Improvements and Modifications, by bill of sale and/or such other documents of conveyance as may be appropriate, (iii) Lessor's right, title and beneficial interest in and to each agreement executed by or on behalf of Lessor in connection with the construction, development, use or operation of the Property (including, without limitation, all right, title, and beneficial interest of Lessor with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the construction and operation of the Property, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of all mortgages (including the Mortgage) and any Lessor Liens and any encumbrance other than the Permitted Exceptions (collectively, the "Conveyance Documents"). Subject to the foregoing, the Property shall be conveyed to Lessee (or Lessee's designee) "AS IS" and in its then present physical condition. Lessee (or Lessee's designee) shall execute and deliver to Lessor an assumption of all of Lessor's obligations under the Ground Lease and Condominium Documents. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however Lessee shall not be entitled to receive an assignment of Lessor's interest under the Ground Lease, if any, or in the Property, the Improvements and Modifications unless Lessee shall have paid in full the Termination Value and Developer Yield (Developer Yield being subject to adjustments pursuant to Article XXIII) plus all other amounts owing in respect of Rents theretofore accruing under the Lease.

         18.7 Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 18.1, Lessee waives, to the fullest extent permitted by law,
(a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, reentry or repossession;
(c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Article XVIII.

         18.8 Assignment of Rights Under Contract. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 18. 1, Lessee shall, upon Lessor's demand, immediately assign, transfer and set over to Lessor all of Lessee's right, title and interest in and to each agreement executed by Lessee in connection with the construction, development, use or operation of the Property (including, without limitation, all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the construction and operation of the Property.

         18.9 Remedies Cumulative. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise.

         18.10 Lessee's Right to Purchase During Lease Event of Default. Notwithstanding any provision contained in this Lease or any other Operative Agreement, if a Lease Event of Default has occurred and is continuing, Lessee shall, nevertheless, have the right to exercise its purchase obligation in accordance with Section 21.1 at any time prior to such time as a foreclosure upon the Property has been ratified, and the exercise of such purchase obligation shall be deemed to have cured such Lease Event of Default.

                                  ARTICLE XIX.

         19.1 Lessor's Right to Cure Lessee's Lease Defaults. Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All reasonable out-of-pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.

                                   ARTICLE XX.

         20.1 Provisions Relating to Lessee's Termination of this Lease or Exercise of Purchase Obligation. In connection with any termination of this Lease pursuant to the terms of Section 17.1, or in connection with Lessee's exercise of its purchase obligation pursuant to the terms of Section 21.1, upon the date on which this Lease is to terminate and upon tender by Lessee of the amounts set forth in Section 17.2(b) or 21.1, as applicable:

               (a) Lessor shall execute and deliver to Lessee (or to Lessee's designee), at Lessee's cost and expense, the Conveyance Documents. Subject to the foregoing, the Property shall be conveyed to Lessee (or Lessee's designee) "AS IS" and in its then present physical condition.

               (b) Lessee shall execute and deliver to Lessor an assumption of all of Lessor's obligations under the Ground Lease and the Condominium Documents, if applicable.

                                  ARTICLE XXI.

         21.1 Purchase Obligation. (a) If on or before the Lease Maturity Date Lessee has not offered or arranged to be offered to Lessor Take-out Financing, Alternative Take-out Financing (both as hereinafter defined in this Section 21.1) or other nonrecourse financing acceptable to Lessor, and if such financing has not closed on or before the Lease Maturity Date, then Lessee (or its designee) shall purchase the Property on the Lease Maturity Date, and, in such event, the Lessee's purchase price shall be equal to the outstanding balance of the Interim Project Loan, plus all other amounts due by Lessor under the Interim Project Loan Documents, plus an amount equal to twelve percent (12%) of the Total Property Costs as adjusted pursuant to Article XXIII.

         (b) If, on or before the Lease Maturity Date, (i) Lessor is in default under its obligations under the Lease, or the Interim Project Loan Documents, (ii) Lessor has accepted financing offered or arranged to be offered by Lessee under this Section 21.1, but has failed to close on such financing within the time frame specified by Lessee, or (iii) Lessee has offered or arranged to be offered to Lessor nonrecourse financing for not less than 95 % of the Total Property Costs (a "Permanent Loan"), which Permanent Loan has a term of twenty (20) years or less during which term the Permanent Loan shall be fully amortized, and Lessee has agreed to execute and deliver to Lessor a Standard Net Lease (as defined herein) providing a return per annum on the Developer Equity equal to the Current Yield (as defined below) for the term of such financing (the "Take-out Financing"), and Lessor does not accept such Take Out Financing by delivery of an unconditional acceptance thereof in writing delivered to Lessee within fifteen (15) days of receipt of Lessee's written offer to provide such financing, then, in the case of any of (i), (ii) or (iii) of this subpart
(b), Lessee (or its designee) shall purchase the Property on or prior to the Lease Maturity Date and, in such event, Lessee's purchase price shall be equal to the outstanding balance of the Interim Project Loan plus all other amounts due by Lessor under the Interim Project Loan Documents. "Current Yield" shall mean: (x) 12%, if the long term unsecured debt rating of Borders Group, Inc., assigned by Standard & Poor's Corporation, is below BBB, (y) 11.5% if the long term unsecured debt rating of Borders Group, Inc., assigned by Standard & Poor's Corporation, is BBB or higher but below A and (z) 11%, if the long term unsecured debt rating of Borders Group, Inc., assigned by Standard & Poor's Corporation, is A or better. A "Standard Net Lease" shall mean a lease having a primary term equal to the term of the Permanent Financing, with rent payable to Lessor on a "net basis" (i.e., Lessee responsible for payment of all taxes, insurance costs and for maintenance and repair of the Property containing such other terms and conditions as are generally standard and consistent with then-current industry standards for institutional lenders in securitized mortgage financing programs, and providing eight (8) option terms of five (5) years each on the same terms and conditions as during the Primary Term but with payments of base rent to increase on the first day of each option term by the lesser of ten percent (10%) or five (5) times the average annual increase in the CPI for the five year period ending on the commencement of such option term; provided, however, that notwithstanding the foregoing, in no event shall the term of the Standard Net Lease (including any option terms which are contained in the Standard Net Lease and which are exercised by Lessee) extend beyond the term of the Ground Lease (including any option terms which are contained in the Ground Lease). The term "CPI" shall mean the Consumer Price Index for all Urban Consumers - U.S. Average (1982-84 = 100) as determined by the United States Department of Labor, Bureau of Labor Statistics for "All Items". The obligations of the Lessee under the Standard Net Lease shall be guaranteed by Borders Group, Inc. under a Lease Guaranty Agreement not less favorable to Lessor than the Lease Guaranty Agreement attached as Exhibit E. Borders Group, Inc. has executed this Lease solely for the purpose of acknowledging its obligation to provide a Lease Guaranty Agreement for the Standard Net Lease.

         (c) If, on or before the Lease Maturity Date, Lessee has offered or arranged to be offered to Lessor nonrecourse financing for greater than or equal to 87%, but less than 95%, of the Total Property Costs upon terms and conditions (including a Standard Net Lease) providing a return per annum on the Developer Equity (which shall, in such event, include any additional contribution to equity made by Lessor to cover any spread between the 87 % + financing actually offered and the 95% of the Total Property Costs) equal to the Current Yield for the term of such financing (the "Alternative Take-out Financing"), and Lessor does not accept such Alternative Take-out Financing by delivery of an unconditional acceptance thereof in writing delivered to Lessee within fifteen
(15) days of receipt of Lessee's written offer to provide such financing, then Lessee (or its designee), shall purchase the Property on or prior to the Lease Maturity Date and, in such event, the Lessee's purchase price shall be equal to the outstanding balance of the Interim Project Loan, plus all other amounts due by Lessor under the Interim Project Loan Documents, plus an amount equal to seven percent (7%) of the Total Property Costs as adjusted pursuant to Article XXIII.

                                 ARTICLE XXII.

         22.1 Holding Over. If Lessee shall for any reason remain in possession of the Property after the expiration or earlier termination of this Lease (unless the Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance, during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to the Property and Lessee shall continue to pay all Rent at an annual rate equal to the average rate of the Rent payable hereunder during the preceding Basic Term; provided, however that from and after the sixtieth (60th) day Lessee shall remain in possession of the Property after such expiration or earlier termination, Lessee shall pay Rent at an annual rate equal to one hundred and ten percent (110%) of the Rent payable hereunder immediately preceding such expiration or earlier termination. Such Rent shall be payable from time to time upon demand by Lessor. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of such Property. Nothing contained in this Article XXII shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to the Property (unless the Property is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of the Property or exercising any other remedy available to Lessor at law or in equity.

                                 ARTICLE XXIII.

         23.1  Lessor Default Under Lease, Development and Other Agreements.
(a) Lessor and Lessee acknowledge and agree that, in accordance with Article VI, a default by Lessor under this Lease shall not affect Lessee's performance hereunder, except that, in the event of such default by Lessor hereunder, Lessee shall have the right to abate, suspend, defer, reduce, set off, counterclaim or raise a defense against the payment of (i) Developer Basic Rent, (ii) the portion of Termination Value and Rent payable pursuant to Section 17.2 to the extent it may exceed the balance of the Interim Project Loan and all other amounts payable under the Interim Project Loan Documents; (iii) Lessee's purchase price payable pursuant to Section 21.1 to the extent it may exceed the balance of the Interim Project Loan and all other amounts payable under the Interim Project Loan Documents, (iv) current or final liquidated damages payable pursuant to Section 18.5 to the extent they may exceed the balance of the Interim Project Loan and all other amounts payable under the Interim Project Loan Documents, and (v) and all other amounts payable by Lessee hereunder to the extent they may exceed the balance of the Interim Project Loan and all other amounts payable under the Interim Project Loan Documents (items (i), (ii),
(iii), (iv) and (v) are herein sometimes referred to collectively as "Excepted Amounts").

         (b)   In addition to the other rights and remedies described in this
Article XXIII, in the event that Lessee or any Guarantor has, in accordance with the Operative Agreements, (a) purchased the Interim Project Loan Note and the Mortgage from the Bank, as a result of a default by Lessor under the Interim Project Loan Documents or this Lease, then, in such event, Lessee shall be forever relieved from any obligation whatsoever to pay to Lessor under this Lease Rent or any other amounts which may be or become due to Lessor hereunder or (b) performed under the Guarantee, in a manner other than by purchase of the Interim Project Loan Note and Mortgage from the Bank, as a result of a default by Lessor under the Interim Project Loan Documents or this Lease, then, and if such performance was made directly to the Bank, in such event, Lessee shall be forever relieved from any obligation whatsoever to pay to Lessor under this Lease an amount equitably equivalent to such performance under the Guarantee, and to abate, suspend, reduce and set off such amount against any Rent or other amounts which may be due or become due to Lessor hereunder.

                                 ARTICLE XXIV.

         24.1 Risk of Loss. The risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is fully assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.

                                  ARTICLE XXV.

         25.1 Subletting and Assignment. Lessee may assign this Lease or sublet the whole or any part of the Property, provided, however, that no such assignment or sublease shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder, and Lessee shall remain directly and primarily liable under this Lease as to the Property, or portion thereof, so assigned or sublet. Any sublease of any Property shall be made subject to and subordinated to this Lease and the Mortgage and to the rights of the Lessor hereunder and shall be subject to the prior written consent of Bank.

                                 ARTICLE XXVI.

         26.1 Estoppel Certificates. At any time and from time to time, upon not less than twenty (20) days' prior request by Lessor or Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent or Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this Article XXVI may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).

                                 ARTICLE XXVII.

         27.1 Right to Inspect. So long as Lessee shall have any obligations to Lessor under this Lease, Lessee shall, upon reasonable notice from Lessor or Bank (except that no notice shall be required if a Lease Event of Default has occurred and is continuing), permit Lessor or Bank and their respective authorized representatives to inspect the Property, provided that such inspections shall not reasonably interfere with Lessee's business operations at the Property.

         27.2 No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

                                ARTICLE XXVIII.

         28.1 Acceptance of Surrender. No surrender to Lessor of this Lease or of all or any portion of the Property or of any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and, prior to the payment or performance of all obligations under the Interim Project Loan Documents, the Bank, and no act by Lessor or the Bank or any representative or agent of Lessor or the Bank, other than a written acceptance, shall constitute an acceptance of any such surrender.

                                 ARTICLE XXIX.

         29.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) the fee estate in any Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in Lessor.

                                  ARTICLE XXX.

         30.1 Notice. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered personally or by a nationally recognized overnight courier service or mailed (by registered or certified mail, return receipt requested, postage prepaid), addressed o the respective parties, as follows:

         If to Lessee:        Borders, Inc.
                              100 Phoenix Drive
                              Ann Arbor, Michigan  48108
                              Attention: Vice President-Development

         with a copy to:      Borders Group, Inc.
                              100 Phoenix Drive
                              Ann Arbor, Michigan 48108
                              Attention: Vice President and General Counsel

         and:                 Dickinson Wright PLLC
                              525 North Woodward, Suite 2000
                              Bloomfield Hills, Michigan 48304
                              Attention:  Judy Gowing, Esq.

         If to Lessor:        Traverse Retail Limited Partnership
                              c/o Zaremba Group, Incorporated
                              14600 Detroit Avenue, Suite 1500
                              Lakewood, Ohio 44107
                              Attention:  Joseph J. Urbancic

         and in all cases a   KeyBank National Association
         copy to the Bank:    127 Public Square
                              Cleveland, Ohio  44114
                              Attention:  J.T. Taylor, Large Corporate Lending
                              Division

or such additional parties and/or other address as such party may hereafter designate (provided, however, in no event shall either party be obligated to notify, in the aggregate, more than two (2) designees of the other party in addition to those listed above), and shall be effective upon receipt or refusal thereof.

                                 ARTICLE XXXI.

         31.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of Lessee provided in this Lease, including any right or option described in Articles XVI, XVII or XXI, would, in the absence of the limitation imposed by his sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Lease.

         31.2 Amendments and Modifications. Neither this Lease nor any provision hereof (or thereof) may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by Bank, Lessor and Lessee.

         31.3 Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither of Lessor or Lessee shall assign any right hereunder without the prior written consent of Bank.

         31.4 Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         31.5 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

         31.6 GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD AND SUBLEASEHOLD ESTATES HEREUNDER, AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH SUCH ESTATES ARE LOCATED.

         31.7 Memorandum of Lease. This Lease shall not be recorded, but Lessor and Lessee shall execute and deliver a short-form memorandum of this Lease (a "Memorandum of Lease") in form suitable for recording under the laws of the jurisdiction in which the Property is located, which memorandum shall be recorded at Lessee's sole cost and expense.

         31.8 Limitations on Recourse. Notwithstanding anything contained in this Lease to the contrary, Lessee agrees to look solely to Lessor's estate and interest in the Property for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Property or any other liability of Lessor to Lessee. Nothing in this Section shall be interpreted so as to limit the terms of Article VI.

         31.9 Priority The Mortgage shall be subject and subordinate to the Lease on or prior to the Lease Maturity Date. After the Lease Maturity Date, the Mortgage shall be senior to the Lease without any further action by any Person.

                                 ARTICLE XXXII.

         32.1 Ground Lease. During the Basic Term, Lessee shall observe and perform all of the obligations of Lessor under any Ground Lease of the Property (collectively, the "Ground Lease"), a copy of such Ground Lease being attached hereto as Exhibit D (including the payment of all rent and other amounts thereunder) and, in connection therewith, shall, prior to the occurrence and continuation of a Lease Event of Default, have the benefit of all of Lessor's rights as lessee under any Ground Lease. If, prior to the Effective Date, a short-form memorandum of the Ground Lease, in form suitable for recording under the laws of the jurisdiction in which the Property is located (a "Memorandum of Ground Lease"), has not been recorded, such memorandum shall be recorded at Lessee's sole cost and expense.

         32.2 Wal-Mart REA. Lessee acknowledges that the Property is subject to the terms of an Easement with Covenants and Restrictions Affecting Land dated October 24, 1995 (the "Wal-Mart REA"), a copy of which is attached as Exhibit B-1 to the Ground Lease. Provided that no Lease Event of Default is continuing, Lessor agrees not to consent to any amendment to the Wal-Mart REA without the prior written consent of Lessee if such amendment, as determined in the sole discretion of Lessee, would adversely affect Lessee's use or occupancy of the Property.

         32.3 Condominium. Lessee and Lessor acknowledge that pursuant to paragraph 41 of the Ground Lease, the Landlord under the Ground Lease has created the Grand Traverse Crossing Condominium (the "Condominium") and has subjected the demised premises to a condominium Master Deed (all documents creating, governing or providing for operation of the Condominium are collectively referred to as the "Condominium Documents"). Lessee has, and hereby confirms that it has, assumed, and shall comply with, all obligations under the Condominium Documents applicable to the demised premises.

                                ARTICLE XXXIII.

         33.1 Power of Attorney. Lessor named above hereby irrevocably constitutes and appoints each of Lessee and Bank, independently, its true and lawful attorney-in-fact to execute, acknowledge and deliver the Conveyance Documents and any instruments and do and perform any acts such as are referred to in Section 13.2, and Section 25.2, in the name and on behalf of Lessor; provided, however, that the foregoing appointment, and exercise thereof by Lessee or Bank, as the case may be, shall relate solely to Lessor's rights in the Property and shall in no way be deemed to release the Lien of the Mortgage, or to bind the Bank under the Assignment of Leases. The foregoing power of attorney is a power coupled with an interest and cannot be revoked.

                                 ARTICLE XXXIV.

         34.1 Lessee's Right of Specific Performance. Notwithstanding anything herein to the contrary, in the event of Lessor's failure to convey the Property as required under this Lease, Lessee may bring an action, for specific performance, mandatory injunction, or otherwise, as permitted in equity to enforce such obligations. In that regard, Lessor acknowledges and agrees that, if the harm to Lessee is irreparable, Lessee cannot be compensated in damages and that Lessee has no adequate remedy at law.

                                 ARTICLE XXXV.

         35.1 Lessor Liabilities. Lessor hereby represents, warrants and covenants that Lessor shall not incur any obligation or Indebtedness whatsoever to any Person, except as may be expressly provided in the Interim Project Loan Documents; provided, however, that the foregoing provisions of this Section 35.1 shall not apply to or be binding upon any successor to Lessor or subsequent owner of the property or holder of the Lessee's interest under the Ground Lease.

         IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.


WITNESSES:                                   BORDERS, INC. ("Lessee")


                                             By:
----------------------------                    ---------------------------

                                             Its: Vice President
----------------------------


                                             BORDERS GROUP, INC.
                                             (pursuant to Section 21.1(b))

                                             By:
----------------------------                    ---------------------------

                                             Its: Senior Vice President and
                                                  Chief Financial Officer
----------------------------


                                             TRAVERSE RETAIL LIMITED PARTNERSHIP

                                             By:  Zaremba Traverse, LLC
                                                  a Delaware limited liability
                                                  company
                                             Its: General Partner


                                             By:
----------------------------                     -------------------------------

                                             Its:
----------------------------                     -------------------------------


         Receipt of this original counterpart of the foregoing Lease is hereby
acknowledged on this      day of October, 2000.
                    ------
                                             KEYBANK NATIONAL ASSOCIATION


                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------

STATE OF MICHIGAN          )
                           ) SS.
COUNTY OF WASHTENAW        )

         On this      day of October, 2000, before me, a Notary Public in and
for said County and State, personally appeared Edward W. Wilhelm, the Vice President of Borders, Inc., a Colorado corporation, who acknowledged the signing of the foregoing instrument on behalf of said corporation to be his free act and deed and the free act and deed of said corporation for the uses and purposes set forth therein.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                  ------------------------------------------
                                  Notary Public




STATE OF MICHIGAN          )
                           ) SS.
COUNTY OF WASHTENAW        )

         On this      day of October, 2000, before me, a Notary Public in and
for said County and State, personally appeared Edward W. Wilhelm, the Senior Vice President and Chief Financial Officer of Borders Group, Inc., a Michigan corporation, who acknowledged the signing of the foregoing instrument on behalf of said corporation to be his free act and deed and the free act and deed of said corporation for the uses and purposes set forth therein.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                  ------------------------------------------
                                  Notary Public

STATE OF OHIO     )
                  ) SS.
COUNTY OF         )

         On this      day of October, 2000, before me, a Notary Public in and
for said County and State, personally appeared                     the
          of Zaremba Traverse, LLC, the General Partner of TRAVERSE RETAIL LIMITED PARTNERSHIP, a Delaware limited partnership, who acknowledged the signing of the foregoing instrument on behalf of said General Partner to be his free act and deed and the free act and deed of said limited partnership for the uses and purposes set forth therein.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                  ------------------------------------------
                                  Notary Public

                                LEASE APPENDIX 1
                         RULES OF USAGE AND DEFINITIONS

                 The following rules of usage shall apply to this Appendix 1 and the Lease (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

                 (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

                 (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

                 (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

                 (d) References to any Person shall include such Person, its successors and permitted assigns and transferees.

                 (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended or supplemented from time to time in accordance with the applicable provisions thereof.

                 (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

                 (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                 (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                                                         TRAVERSE CITY, MICHIGAN

                                   Definitions

                  "Affiliate" shall mean with respect to any Person, any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or
(iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                  "Appurtenant Rights" shall mean (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

                  "Assignment of Lease" shall have the meaning assigned to such term in the Interim Project Loan Agreement.

                  "Bank" shall mean KeyBank National Association, a national banking association, together with its successors and assigns.

                  "Basic Rent" shall have the meaning assigned to such term in
Section 3.1 of the Lease.

                  "Basic Term" shall have the meaning assigned to such term in
Section 2.2 of the Lease.

                  "Borders" shall mean Borders, Inc., a corporation organized and existing under the laws of the State of Colorado, and its permitted successors and assigns.

                  "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York, New York, Delaware or Ohio.

                  "Casualty" shall mean, with respect to the Property, any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

                  "Certifying Party" shall have the meaning specified in Section
26.1 of the Lease.

                  "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

                  "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in a change in access to the Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

                  "Condominium Documents" shall have the meaning assigned to such term in Section 32.3 of the Lease.

                  "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person (other than, if the first Person is a Guarantor, another Guarantor) in any manner, whether directly or indirectly, including any agreement, undertaking or arrangement to indemnify or hold harmless any other person (other than, if the first Person is a Guarantor, another Guarantor), any performance bond or other suretyship arrangement, any contingent agreement to purchase or provide funds for such liability or obligation, any comfort letter, any take-or-pay contract, and any other form of assurance against loss, except endorsements of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  "Control" shall mean (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Conveyance Documents" shall have the meaning assigned to such term in Section 18.5 of the Lease.

                  "Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

                  "Developer Equity" shall mean, as of the date hereof, the sum of $88,729.63 as such amount may be increased, dollar for dollar, as a result of the application of principal payments on the Interim Project Loan which reduce the principal balance of the Interim Project Loan.

                  "Developer Yield" shall mean the sum of $887.30 per month, payable as Basic Rent under the Lease.

                  "Dollars", "U.S. Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

                  "Effective Date" shall mean October 25, 2000.

                  "Environmental Audit" shall mean a phase one environmental audit of the Property caused to be obtained by the Lessor with respect to the Property.

                  "Environmental Complaint" shall mean any written complaint (including but not limited to any complaint alleging a cause of action for personal injury or property damage or natural resource damage or equitable relief), order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by a Governmental Authority, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be.

                  "Environmental Conditions" shall mean any conditions of the environment, including the work place, the ocean, natural resources (including flora or fauna), soil, surface water, ground water, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances.

                  "Environmental Laws" shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the work place.

                  "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens to violate or results in or threatens to result in non-compliance with any Environmental Law.

                  "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Lessee or the Lessor and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of the Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, shelving, display cases, counters, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description together with all additions and accessions thereto, substitutions therefor and replacements thereof; provided, however, that Equipment shall not include any inventory or trade fixtures at any time and from time to time acquired by the Lessee in connection with the Property.

                  "Facility" shall mean a facility used for the treatment, storage or disposal of Hazardous Substances.

                  "Fixtures" shall mean all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto, exclusive of trade fixtures at any time and from time to time acquired by Lessee in connection with the Property.

                  "GAAP" shall mean generally accepted accounting principles as are in effect from time to time, and applied on a basis consistent with the prior financial historical statements both as to classification of items and amounts.

                  "Governmental Authority" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Guarantee" shall mean any guarantee executed and delivered by any Guarantor in connection with the Property.

                  "Guarantor" shall mean Borders Group, Inc., a Michigan corporation, or any other Person that shall execute and deliver a Guarantee.

                  "Hazardous Substance" shall mean any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

                  "Improvements" shall mean all buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

                  "Indebtedness" shall mean as to any Person at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise and (b) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, or in respect of which obligations such Person assures a creditor against loss.

                  "Insurance Requirements" shall mean all terms and conditions of any insurance policy required by the Lease to be maintained by the Lessee and all requirements of the issuer of any such policy.

                  "Interim Project Loan" shall mean the Traverse Loan, as defined in the Interim Project Loan Agreement.

                  "Interim Project Loan Agreement" shall mean the Credit Agreement dated as of the date hereof between the Bank, Lessor and other lessors.

                  "Interim Project Loan Agreement Interest Rate" shall mean the interest rate provided for in Section 2.2 of the Interim Project Loan Agreement and, if applicable, the Default Rate, as defined in the Interim Project Loan Agreement, provided for in Section 2.6 of the Interim Project Loan Agreement.

                  "Interim Project Loan Basic Rent" shall mean an amount equal to the interest due on the Interim Project Loan on any Payment Date pursuant to the Interim Project Loan Agreement.

                  "Interim Project Loan Debt" shall mean, on any date, the principal amount of the Interim Project Loan Note then outstanding, together with all accrued and unpaid interest thereon and all other Indebtedness or other obligations owing by Lessee or Lessor to Bank under the Operative Agreements.

                  "Interim Project Loan Documents" shall mean the Loan Documents, as defined in the Interim Project Loan Agreement.

                  "Interim Project Loan Note" shall mean any Note, as defined in the Interim Project Loan Agreement, executed by Lessor.

                  "Land" shall mean the parcel of real property described on Exhibit A of the Lease for Land and all Appurtenant Rights attached thereto.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Governmental Authority.

                  "Lease" shall have the meaning given to such term in the first paragraph hereof.

                  "Lease Event of Default" shall have the meaning given to such term in Section 18.1 of the Lease.

                  "Lease Maturity Date" shall mean the later of (a) January 25, 2001, (b) the Maturity Date (as defined in the Interim Project Loan Agreement) or (c) such later date as agreed to by Lessor, Lessee and, if the Interim Project Loan Debt has not been paid in full, Bank.

                  "Legal Requirements" shall mean all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any Property, any Improvements or the demolition, construction, use or alteration thereof or access thereto, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 12101 et. seq. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 13.2 of the Lease.

                  "Lessee" shall mean Borders, Inc., a Colorado corporation, its successors and assigns.

                  "Lessor" shall mean the Person identified as the Lessor in the Lease.

                  "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against Lessor, (b) any act or omission of Lessor which is not required by the Interim Project Loan Documents or is in violation of any of the terms of the Interim Project Loan Documents, (c) any claim against Lessor with respect to Taxes against which Lessee is not required to indemnify Lessor, or (d) any claim against Lessor arising out of any transfer by Lessor of all or any portion of the interest of Lessor in the Property, other than the transfer of title to or possession of any Property by Lessor pursuant to and in accordance with the Lease, the Interim Project Loan Agreement or pursuant to the exercise of the remedies set forth in
Article XVIII of the Lease.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Material Adverse Effect" shall mean (a) a material adverse effect upon the validity or enforceability of any of the Interim Project Loan Documents or the Operative Agreements, (b) a material adverse effect on the business, properties, assets, financial condition or results of operations of the Guarantor and its subsidiaries taken as a whole, (c) a material impairment of the ability of Guarantor and its subsidiaries taken as a whole to duly and punctually pay or perform its or their Indebtedness, or (d) a material impairment of the ability of the Bank, to the extent permitted, to enforce its legal remedies pursuant the Interim Project Loan Documents or any other Operative Agreement.

                  "Memorandum of Lease" shall have the meaning specified in
Section 31.7 of the Lease.

                  "Modifications" shall have the meaning specified in Section
12.1 of the Lease.

                  "Mortgage" shall mean, with respect to the Property, the Mortgage (as defined in the Interim Project Loan Agreement) executed by Lessor, or any other Mortgage and Security Agreement made by the Lessor in favor of the Bank in order to create a first priority mortgage lien on the Property.

                  "Officer's Certificate" shall mean a certificate signed by any individual holding the office of vice president or higher, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

                  "Operative Agreements" shall mean the Interim Project Loan Agreement and the other Interim Project Loan Documents.

                  "Overdue Rate" shall mean the Default Rate (as defined in the Interim Project Loan Agreement).

                  "Payment Date" shall mean each day that a payment of principal or interest, as the case may be, is due and payable on the Interim Project Loan Note, as set forth in the Interim Project Loan Agreement.

                  "Permitted Exceptions" shall mean:

                  (i)    Liens of the types described in clauses (i), (ii) and
         (v) of the definition of Permitted Liens; and

                  (ii) all encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which, in the reasonable assessment of Lessor or Lessee, do not materially impair the use of the Property for its intended purpose.

                  "Permitted Liens" shall mean:

                  (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                  (ii) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                 (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                 (iv) pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of Indebtedness) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                 (v) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such Property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                 (vi) the following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case individually or in the aggregate, they could not reasonably be expected to have a Material Adverse Effect;

                             (1)  Liens for taxes, assessments or similar
                        charges due and payable and subject to interest or penalty, provided that the Guarantor or Lessor maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien and is otherwise conducted in accordance with the provisions of the Participation Agreement;

                             (2) Liens upon, and defects of title to, the Property, including any attachment of the Property or other legal process prior to adjudication of a dispute on the merits; or

                             (3) Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens.

                  "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or any other entity.

                  "Property" shall have the meaning set forth in Section 2.1 of the Lease.

                  "Regulated Substances" shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, co products, impurities, dust, scrap, heavy metals, any substance defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

                  "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

                  "Rent" shall have the meaning assigned to such term in Section
3.4 of the Lease.

                  "Requesting Party" shall have the meaning specified in Section
26.1 of the Lease.

                  "Significant Casualty" shall mean a Casualty during the last two (2) years of any Term that in the reasonable, good faith judgment of the Lessee either (a) as a result of such damage or destruction Lessee's fixtures, equipment or other property shall be damaged or destroyed in an amount exceeding Five Hundred Thousand Dollars ($500,000), or (b) the extent of such damage or destruction is such that the cost of restoration would exceed fifty percent (50%) of the amount it would cost to replace Lessee's building in its entirety at the time of such damage or destruction.

                  "Significant Condemnation" shall mean a Condemnation that in the reasonable, good faith judgment of the Lessee either (a) affects at least 30% of usable space of the Property and renders the Property unsuitable for continued use as commercial or retail property of the type of such Property immediately prior to such Condemnation or (b) is such that restoration of such Property to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible.

                  "Supplemental Rent" shall mean the outstanding principal amount of the Interim Project Loan Note and all other amounts, liabilities and obligations (other than Basic Rent) under the Lease or under any of the other Operative Agreements including, without limitation, fees, costs and expenses payable to the Bank pursuant to the Interim Project Loan Agreement or any other Interim Project Loan Document, or otherwise, and payments required to be made by Lessor under the Termination Value.

                  "Term" shall have the meaning specified in Section 2.2 of the Lease.

                  "Termination Date" shall have the meaning specified in Section
17.2 of the Lease.

                  "Termination Notice" shall have the meaning specified in
Section 17.1 of the Lease.

                  "Termination Value" shall mean an amount equal to the sum of
(a) the Interim Project Loan Debt, and (b) the Developer Yield, all calculated as of the Termination Date, or, if later, the date the Termination Value is actually paid.

                  "Total Condemnation" shall mean a Condemnation that involves a taking of Lessor's entire title to the Property.

                  "Total Property Costs" shall mean $1,774,592.60.